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                                                                    EXHIBIT 23.1



                       [PANNELL KERR FORSTER LETTERHEAD]



                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANT


We consent to the incorporation by reference in the Form S-8 of Interactive Telesis, Inc. of our report dated September 17, 1999 relating to the financial statements of Interactive Telesis, Inc. appearing in the Form 10-SB of Interactive Telesis, Inc.


                                         /s/ PANNELL KERR FORSTER
San Diego, California                        PANNELL KERR FORSTER
May 2, 2000                                  Certified Public Accountants
                                             A Professional Corporation